UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. ___)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
☐	Definitive Information Statement

Solar Integrated Roofing Corp.
(Name of Registrant as Specified In Its Charter)

Copies of communications to:

Lance Brunson, Esq.

Brunson, Chandler & Jones, PLLC

Walker Center, 14th Floor

175 S. Main Street, Suite 1410

Salt Lake City, UT 84111

Telephone: (801) 303-5737

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

SOLAR INTEGRATED ROOFING CORP.

2831 St. Rose Parkway, Suite 200

Henderson, NV 89052

To:	The Holders of the Common Stock of Solar Integrated Roofing Corp.

Re:	Action by Written Consent in Lieu of a Special Meeting of Shareholders

This Information Statement is furnished by the Board of Directors of Solar Integrated Roofing Corp., a Nevada corporation (the “Company”), to holders of record of the Company’s common stock, $0.00001 par value per share, at the close of business on February 17, 2023. The purpose of this Information Statement is to inform the Company’s shareholders of an action taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of February 2, 2023, in lieu of a special meeting of shareholders, to wit:

The approval of an amendment to the Company’s Articles of Incorporation, as amended, to increase the authorized number of shares of common stock of the Company from 900,000,000 shares to 1,500,000,000 shares, which amendment will be filed no sooner than the 20th day after the definitive information statement is mailed to the shareholders of the Company who have not previously consented to the change in corporate name and increase in authorized shares of common stock.

The foregoing actions were approved on February 2, 2023, by the Company’s Board of Directors. In addition, on February 2, 2023, the holders of approximately 97% of the Company’s outstanding voting securities (the “Consenting Shareholders”) approved the foregoing action. The number of shares voting for the increase in authorized common stock was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes provides, in part, that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and, in order to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board of Directors consented to the utilization of, and did in fact obtain, the written consent of the Consenting Shareholders who, collectively, own shares representing a majority of the Company’s voting stock.

The above action taken by the Company’s shareholders will become effective on or about ______, 2023, and is more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above action cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the shareholders of the Company who have not previously consented to the corporate name change and the expansion of authorized shares of capital stock.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform the Company’s shareholders of the action described above before it takes place, in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about __________, 2023.

By Order of the Board of Directors

/s/ David Massey
David Massey
Chairman

[ * ], 2023

Henderson, Nevada

SOLAR INTEGRATED ROOFING CORP.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.00001 par value per share (the “Common Stock”) of Solar Integrated Roofing Corp., a Nevada corporation (the “Company”), by the Board of Directors to notify them about certain actions that the holders of a majority of the Company’s outstanding voting stock have taken by written consent in lieu of a special meeting of the shareholders. The shareholder action was taken on February 2, 2023. Copies of this Information Statement are first being sent on or about ________, 2023, to the holders of record on February 17, 2023, of the outstanding shares of the Company’s common stock.

General Information

Shareholders of the Company owning a majority of the Company’s outstanding voting securities have approved the following actions by written consent dated February 2, 2023, in lieu of a meeting of the shareholders:

•The approval of an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended, to increase the authorized number of shares of common stock of the Company from 900,000,000 shares to 1,500,000,000 shares, which amendment will be filed no sooner than the 20th day after the definitive information statement is mailed to the shareholders of the Company who have not previously consented to the change in corporate name and increase in authorized shares of common stock.

The Company may ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s shareholders as a result of the approval of the Amendment, as set forth above.

Vote Required

The vote, which was required to approve the Amendment, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Company common stock is entitled to one (1) vote for each share of common stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is February 2, 2023. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on February 17, 2023 (the “Record Date”). As of the Record Date, the Company had outstanding 802,138,659 shares of common stock. Holders of the Company’s common stock have no pre-emptive rights. All outstanding shares are fully paid and non-assessable. The transfer agent for the Company’s common stock is Colonial Stock Transfer Co., Inc., 7840 S. 700 E., Salt Lake City, Utah, 84070.

Vote Obtained – Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at any annual or special meeting of shareholders of a corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Amendment and to effectuate the Amendment as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize and did, in fact, obtain, the written consent of the holders of a majority of the voting power of the Company.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) to the Company’s shareholders on the Record Date. The corporate actions described herein will be effective approximately 20 days (the “20-day Period”) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or about ___________, 2023.

The entire cost of furnishing this Information Statement will be borne by the Company.

PRINCIPAL SHAREHOLDERS

At February 2, 2023, the Company had 802,138,659 shares of common stock issued and outstanding. The following table sets forth information known to the Company as of the Record Date, relating to the beneficial ownership of shares of its voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Solar Integrated Roofing Corp., 2831 St. Rose Parkway, Suite 200, Henderson, Nevada, 89052. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Title of Class	Name & Address of Beneficial Owners	Amount & Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	David Massey (2)	31,091,014	3.88%
Common Stock	Troy Clymer (3)	3,600,024	0.45%
Common Stock	All Officers and Directors as a Group	34,691,038	4.33%
Common Stock	Pablo Diaz (4)	44,000,000	5.48%

Common Stock	Brian Milholland (5)	41,830,000	5.21%
Series A Preferred Stock	David Massey	2,500,000	100.0%
Series A Preferred Stock	All Officers and Directors as a Group	2,500,000	100.0%

(1)Based on 802,138,659 shares of common stock and 2,500,000 shares of common stock outstanding as of February 2, 2023. Each share of Series A Preferred Stock has 10,000 votes but is not convertible into shares of common stock.

(2)CEO, CFO & Director of the Company.

(3)COO of the Company.

(4)The address of Mr. Diaz is 11602 N. Hayden Rd, Scottsdale, AZ 85260.

(5)The address of Mr. Milholland is 2917 Tavern Rd., Alpine, CA 91901.

ACTION ONE — INCREASE IN AUTHORIZED COMMON STOCK

The Company’s Board of Directors and holders of a majority of the voting power of the Company’s common stock have approved an amendment (the Amendment) to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock from 900,000,000 shares to 1,500,000,000 shares. The form of Certificate of Amendment to be filed with the Secretary of the State of Nevada is set forth as Appendix A to this Information Statement.

The Company’s Board of Directors believes that it is in the best interest of the shareholders to adopt the increase in authorized common stock.

Other than the corporate name change and the increase in authorized common stock, the Amendment does not incorporate any other material changes.

Vote Required

Pursuant to the Nevada Revised Statutes, the Amendment to effect the increase in the authorized number of shares of the Company’s common stock required the approval of a majority of the Company’s outstanding voting stock. As discussed above, holders of a majority of the Company’s common stock have consented to the authorized share increase.

Purpose of the Increase in Capital Shares

The Board of Directors believes the authorized share increase is necessary and advisable in order to maintain the Company’s financing and capital-raising ability. The Company’s authorized common stock would need to be increased to increase the number of shares of Company common stock available for issuance to investors who provide the Company with funding required to continue operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions which our Board of Directors may determine are in the best interests of the Company.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders, but it would have a dilutive effect on our existing stockholders when the additional shares are issued. This increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the Company’s stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Company common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the authorized share increase be used as a type of antitakeover device. Any additional authorized shares of common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Additional shares of common stock so authorized will be available for issuance by the Board to honor for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of authorized common stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of any additional authorized shares unless required by applicable law or regulations.

The Company’s increase in authorized common stock will become effective upon the filing of the Amendment with the Nevada Secretary of State. Information with respect to the filing of the Amendment and the increase in authorized common stock will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 50 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

You may request a copy of these filings, at no cost, by writing Corporate Secretary, Solar Integrated Roofing Corp., 2831 St. Rose Parkway, Suite 200, Henderson, Nevada, 89052, or telephoning the Company at (702) 589-4651. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Solar Integrated Roofing Corp., 2831 St. Rose Parkway, Suite 200, Henderson, Nevada, 89052, or telephoning the Company at (702) 589-4651.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the actions described herein, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ David Massey
David Massey
Chairman

[ * ], 2023

Henderson, Nevada

Appendix A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Solar Integrated Roofing Corp.

Entity or Nevada Business Identification Number (NVID): _____________________

2. Restated or Amended and Restated Articles:

/ /  Certificate to Accompany Restated Articles or Amended and Restated Articles

/ /  Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

/ /  Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed:

/ /  Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)  / /  incorporators      / /  Board of Directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

/X/ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.55%

/ /  Officer’s Statement (foreign qualified entities only) -

Name of home state, if using a modified name in Nevada: ___________________

Jurisdiction of formation: ___________________

Changes to takes the following effect:

/ / The entity name has been amended.	/ / Dissolution
/ / The purpose of the entity has been amended.	/ / Merger
/ / The authorized shares have been amended.	/ / Conversion
/ / Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporation’s creation.

4. Effective Date and Time: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

/ /	The entity name has been amended.
/ /	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
/ /	The purpose of the entity has been amended.
/x/	The authorized shares have been amended.
/ /	The directors, managers or general partners have been amended.
/ /	IRS tax language has been added.
/ /	Articles have been added.
/ /	Articles have been deleted.
/ /	Other.

The articles have been amended as follows: (provide article numbers, if available)

Article 3. Shares [Original Articles], Section 1. Capital Stock [Amended Articles]:

The aggregate number of shares which the Corporation will have authority to issue is One Billion Six Hundred Million (1,600,000,000) shares, consisting of (a) One Billion Five Hundred Million (1,500,000,000) shares of Common Stock, par value $0.00001 per share (the “Common Stock”), and (b) One Hundred Million (100,000,000) shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a)The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g)Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holders of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payments, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of liquidation of the Corporation, holders of Preferred Stock shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

The prior certificates of designation of the Corporation’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock are hereby ratified and retained as a part of these articles of incorporation, as amended.

6. Signature:         _____________________                _____________________

                                Signature                                               Title